                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                       FOR REPORT DATED FEBRUARY 19, 1996
                           AND FILED ON APRIL 1, 1996

         Pursuant to Section 13 or 15(d) of The Securities Act of 1934





                           REGAL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                          1-8334                    75-1071589
(State of other                   (Commission               (I.R.S. Employer
jurisdiction)                     File Number)              Identification No.)




                    P. O. BOX 1237, CORSICANA, TEXAS   75151
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, include area code:  (903) 872-3091

   The Registrant has previously filed its Current Report on Form 8-K, dated February 19, 1996, without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 7, subparagraphs (a) and (b) of the Form 8-K, dated February 19, 1996, are hereby amended to read as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    a) The Consolidated Financial Statement of Acewin Profits Limited and Subsidiaries as of December 31, 1993, 1994 and 1995.

                                                                            Page
                                                                            ----
    (i)    Acewin Profits Limited and its Subsidiaries.

           Report of Independent Public Accountants.

           Consolidated Statements of Income for the Period from October 1, 1993 to December 31, 1993 and for the years ended December 31, 1994 and 1995.

           Consolidated Balance Sheets as of December 31, 1993, 1994 and
           1995.

           Consolidated Statements of Cash Flow for the Period from October 1, 1993 to December 31, 1993 and for the years ended December 31, 1994 and 1995.

           Consolidated Statements of Change in Shareholders' Equity for the Period from October 1, 1993 to December 31, 1993 and for the years ended December 31, 1994 and 1995.

           Notes to Consolidated Financial Statements.

    (ii)   Wuxi CSH Vibration Isolator Co., Ltd.

           Report of Independent Public Accounts

           Statement of Income for the nine months ended September 30, 1993.

                                                                            Page
                                                                            ----

           Statement of Cash Flow for the nine months ended September
           30, 1993.

           Statement of Changes in Equity for the nine months ended September 30, 1993.

           Notes to Financial Statements.

    b) The Unaudited Pro Forma Consolidated Financial Statements of Regal International, Inc. as of December 31, 1995.


           Introduction to Unaudited Pro Forma Financial Statements.

           Unaudited Pro Forma Consolidated Balance Sheet as of December
           31, 1995.

           Notes to Unaudited Pro Forma Consolidated Financial
           Statement.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Form 8-K to be signed on its behalf by the hereunto duly authorized agent.

    DATED:   August 1 , 1996.
            ----------

                                     REGAL INTERNATIONAL, INC.



                                     By /s/ IRA F. LEVY
                                       ---------------------------------
                                           Ira F. Levy, Authorized Agent

                     [ARTHUR ANDERSEN & CO. SC LETTERHEAD]





                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES
                    =======================================





                       CONSOLIDATED FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1993, 1994 AND 1995

                        TOGETHER WITH AUDITORS' REPORTS

                    [ARTHUR ANDERSEN & CO. SC LETTERHEAD]



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO ACEWIN PROFITS LIMITED:

We have audited the accompanying consolidated balance sheets of Acewin Profits Limited (incorporated in the British Virgin Islands) and its subsidiaries as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income, cash flows and changes in shareholder's equity for the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred above present fairly, in all material respects, the financial positions of Acewin Profits Limited and its subsidiaries as of December 31, 1993, 1994 and 1995, and the results of their operations and their cash flows for the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles in the United States of America.



/s/ ARTHUR ANDERSEN & CO.


Hong Kong,
April 5, 1996.

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

          FOR THE PERIOD FROM OCTOBER 1, 1993 TO DECEMBER 31, 1993 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                             (Amounts in thousands)

                                 Three months
                                    ended                  Year ended December 31,
                                 December 31      ---------------------------------------
                                    1993            1994            1995           1995
                                 -----------      --------         -------        -------
                                     Rmb             Rmb             Rmb             US$
Sales                                 14,940        72,570         108,408         13,014
                                 -----------      --------         -------        -------
Cost of goods sold                    11,198        46,213          64,785          7,777
Selling and administrative
  expenses                             3,784        14,173          15,642          1,878
Interest expense (income), net           480          (104)         (1,627)          (195)
Other income, net                       (648)         (481)           (649)           (78)
                                 -----------      --------         -------        -------
  Total cost and expenses             14,814        59,801          78,151          9,382
                                 -----------      --------         -------        -------
  INCOME BEFORE INCOME TAXES
    AND MINORITY INTERESTS               126        12,769          30,257          3,632

Provision for income taxes               (78)          -               -              -
                                 -----------      --------         -------        -------
  INCOME BEFORE MINORITY
    INTERESTS                             48        12,769          30,257          3,632

Minority interests                       138        (5,238)        (13,386)        (1,607)
                                 -----------      --------         -------        -------
  NET INCOME                             186         7,531          16,871          2,025
                                 ===========      ========         =======        =======


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1996 of US$1.00 = Rmb8.33. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of income.

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES

                       CONSOLIDATED BALANCE SHEETS AS OF
                        DECEMBER 31, 1993, 1994 AND 1995

         (Amounts in thousands, except number of shares and share data)

                                                                    December 31,
                                                --------------------------------------------------
                                                  1993        1994            1995           1995
                                                -------      -------        --------        ------
                                                  Rmb          Rmb             Rmb            US$
ASSETS
- ------

CURRENT ASSETS
  Cash and cash equivalents                      28,857       30,440          50,320         6,041
  Accounts receivable, net                       11,224       13,781          15,977         1,918
  Inventories                                    15,920       14,801          16,369         1,965
  Prepayment and other current
    assets                                       11,219       14,245          11,233         1,349
  Due from related companies                      1,149        3,130           4,166           500
                                                -------      -------         -------        ------

TOTAL CURRENT ASSETS                             68,369       76,397          98,065        11,773
                                                -------      -------         -------        ------

Property, plant and equipment,
  net                                            52,037       54,621          67,222         8,070
Long-term investment                              2,543        2,348           2,278           273
Intangibles                                       1,345        1,173           1,001           120
                                                -------      -------         -------        ------

TOTAL ASSETS                                    124,294      134,539         168,566        20,236
                                                =======      =======         =======        ======

LIABILITIES AND
  SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Short-term bank loans                           3,450        3,450           3,450           414
  Long-term bank loans--current
    portion                                      15,000       18,850          15,900         1,909
  Accounts payable                                4,390        4,248           8,796         1,056
  Accrued expenses and other
    payables                                     10,160        7,823          10,819         1,299
  Taxes other than income                           453          535             715            86
  Due to related companies                        3,037        1,214           2,718           326
                                                -------      -------         -------        ------

TOTAL CURRENT LIABILITIES                        36,490       36,120          42,398         5,090
                                                -------      -------         -------        ------

Long-term bank loans                             20,740       16,140          15,490         1,860
Loans from related parties                          470          120             --            --
Due to Chinese joint venture
  partner                                           963        1,319          13,397         1,608
Due to China Strategic Holdings
  Limited                                        34,262       36,702          36,550         4,388
Minority interests                               31,182       36,420          36,433         4,373
Obligations and commitments
  (Note 10)

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES


                       CONSOLIDATED BALANCE SHEETS AS OF
                   DECEMBER 31, 1993, 1994 AND 1995 (Cont'd)

         (Amounts in thousands, except number of shares and share data)

                                                      December 31,
                                        -------------------------------------
                                          1993      1994      1995      1995
                                        -------   -------   -------    ------
                                           Rmb       Rmb       Rmb       US$

SHAREHOLDER'S EQUITY:

Common stock, par value US$1
  each, 50,000 shares authorized;
  1 share outstanding                         1         1         1         1
Dedicated capital                             1       781     1,689       202
Retained earnings                           185     6,936    22,608     2,714
                                        -------   -------   -------    ------

TOTAL SHAREHOLDER'S EQUITY                  187     7,718    24,298     2,917
                                        -------   -------   -------    ------

TOTAL LIABILITIES AND
  SHAREHOLDER'S EQUITY                  124,294   134,539   168,566    20,236
                                        =======   =======   =======    ======




Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1996 of US$1.00 = Rmb8.33. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1996 or at any other certain rate.

     The accompanying notes are an integral part of these consolidated balance sheets.

                     ACEWIN PROFITS LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE PERIOD FROM OCTOBER 1, 1993 TO DECEMBER 31, 1993 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                             (Amounts in thousands)



                                  Three months
                                      ended
                                   December 31      Year ended December 31,
                                   -----------   -----------------------------
                                      1993        1994       1995      1995
                                   -----------   -------   --------   --------
                                      Rmb         Rmb        Rmb       US$
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income                              186      7,531     16,871      2,025
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
   Minority interests                    (138)     5,238     13,386      1,607
   Depreciation and
    amortization                          462      2,359      2,942        353
   (Gain) loss on disposal of
    fixed assets                         (588)        31        (99)       (12)
   Allowance for doubtful
    accounts                              225      1,807         -          -
  (Increase) decrease in assets:
   Accounts receivable                 (5,560)    (4,364)    (2,196)      (264)
   Inventories                            515      1,119     (1,568)      (188)
   Prepayments and other
    current assets                     (6,424)    (3,026)     3,012        362
   Due from related companies          (1,149)    (1,981)    (1,036)      (124)
  Increase (decrease) in
   liabilities:
   Accounts payable                     3,194       (142)     4,548        546
   Accrued expenses and other
    payables                            6,492     (2,337)     2,996        360
   Taxes other than income               (395)        82        180         22
   Due to related companies             3,037     (1,823)     1,504        180
                                   ----------    -------   --------   --------
NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                   (143)     4,494     40,540      4,867
                                   ----------    -------   --------   --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Redemption of government
   bonds                                   -         195         70          8
  Acquisition of property, plant
   and equipment                      (18,757)    (4,805)   (15,454)    (1,855)
  Sales proceeds from disposal of
   fixed assets                         8,525          3        182         22
                                   ----------    -------   --------   --------
NET CASH USED IN INVESTING
  ACTIVITIES                          (10,232)    (4,607)   (15,202)    (1,825)
                                   ----------    -------   --------   --------

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

        FOR THE PERIOD FROM OCTOBER 1, 1993 TO DECEMBER 31, 1993 AND FOR
                   THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                             (Amounts in thousands)

                           Three months
                              ended
                           December 31           Year ended December 31,
                           ------------     ---------------------------------
                               1993          1994          1995         1995
                           ------------     ------        ------       ------
                                Rmb           Rmb           Rmb          US$

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Repayment of loans from
    related parties               -           (350)         (120)        (14)
  Proceeds of long-term
    bank loans                  8,900       14,250        14,250       1,710
  Repayment of long-term
    bank loans                 (7,400)     (15,000)      (17,850)     (2,143)
  Due to Chinese joint
    venture partner               963          356        (1,295)       (155)
  Due to China Strategic
    Holdings Limited ("CSH")     (442)      (1,136)         (443)        (53)
  Capital contribution to
    Operating Subsidiary
    by CSH                     34,704        3,576           -           -
                               ------       ------        ------       -----

NET CASH PROVIDED BY (USED
  IN) FINANCING ACTIVITIES     36,725        1,696        (5,458)       (655)
                               ------       ------        ------       -----

NET INCREASE IN CASH AND
  CASH EQUIVALENTS             26,350        1,583        19,880       2,387

Cash and cash equivalents,
  at beginning of period/
  year                          2,507       28,857        30,440       3,654
                               ------       ------        ------       -----

Cash and cash equivalents,
  at end of period/year        28,857       30,440        50,320       6,041
                               ======       ======        ======       =====

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1996 of US$1.00 = Rmb8.33. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1996 or at any other certain rate.

     The accompanying notes are an integral part of these consolidated statements of cash flows.

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

          FOR THE PERIOD FROM OCTOBER 1, 1993 TO DECEMBER 31, 1993 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                (Amounts in thousands, except number of shares)


                                    Shares of                       Dedicated    Retained
                                   Common Stock     Common Stock     Capital     Earnings       Total
                                   ------------     ------------    ---------    --------     ---------
                                     Number             Rmb            Rmb         Rmb           Rmb
BALANCE AT OCTOBER 30, 1993                 1                 1            -          -              1
Net income                                 -                 -             -         186           186
Transfer to dedicated capital              -                 -              1         (1)           -
                                   ----------       -----------     ---------    -------      --------

BALANCE AT DECEMBER 31, 1993                1                 1             1        185           187

Net income                                 -                 -             -       7,531         7,531
Transfer to dedicated capital              -                 -            780       (780)           -
                                   ----------       -----------     ---------    -------      --------

BALANCE AT DECEMBER 31, 1994                1                 1           781      6,936         7,718

Net income                                 -                 -             -      16,871        16,871
Transfer to dedicated capital              -                 -            908       (908)           -
Dividend declared                          -                 -             -        (291)         (291)
                                   ----------       -----------     ---------    -------      --------
BALANCE AT DECEMBER 31, 1995                1                 1         1,689     22,608        24,298
                                   ==========       ===========     =========    =======      ========




  The accompanying notes are an integral part of these consolidated statements of changes in shareholder's equity.

                    ACEWIN PROFITS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (Amounts in thousands, except number of shares,
                  per share data and unless otherwise stated)

1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

Acewin Profits Limited ("the Company") was incorporated in the British Virgin Islands on October 4, 1993 with an authorized share capital of 50,000 common shares with a par value of US$l each, one share was issued at its par value to China Strategic Holdings Limited ("CSH") (formerly known as China Strategic Investment Limited), a company incorporated in Hong Kong whose shares are listed on the Stock Exchange of Hong Kong.

The Company is a holding company established to hold a 100% interest in China Machine (Holdings) Limited ("CMHL") (formerly known as Hank Reddit Limited), a company incorporated in Hong Kong. CMHL, in turn, holds a 55% interest in Wuxi CSI Vibration Isolator Co., Ltd. (the "Operating Subsidiary" or "Wuxi CSI"). CMHL's interests in Wuxi CSI was transferred from China Machinery Holdings Limited ("China Machinery"), a company incorporated in Hong Kong and a wholly-owned subsidiary of CSH, pursuant to a shareholder's resolution dated December 13, 1995.

Wuxi CSI is a Sino-foreign joint venture enterprise established on September 10, 1993 in the City of Wuxi, Jiangsu Province in the People's Republic of China (the "PRC"). The total cash consideration paid by China Machinery for its interests in Wuxi CSI amounted to RMB38,280, equivalent to US$4,400 at the date of acquisition. In addition to the initial capital contribution, China Machinery and the Chinese joint venture partner also capitalized their respective share of distributable profits for the year ended December 31, 1994 as additional paid-in capital.

Key provisions of the joint venture agreement of Wuxi CSI include:

- -    the joint venture period is 50 years from the date of formation;

- -    the profit and loss sharing ratio is the same as the percentage of equity interest; and

- -    the Board of Directors consists of 7 members: 4 designated by CMHL and
     3 designated by Wuxi Vibration Isolator Factory, the Chinese joint venture partner of Wuxi CSI.

The acquisition of the Operating Subsidiary by China Machinery has been accounted for by the purchase method of accounting. The tangible assets were valued in the acquisition at the estimated fair value, which approximated historical net book value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, October 1, 1993. As a result of the allocation of income to minority interests and reductions in the income tax and sales tax rates, the consolidated statement of income of the Company and its subsidiaries for the three months ended December 31, 1993, and the years ended December 31, 1994 and 1995 are not comparable to the results of operations of Wuxi CSI for the nine months ended September 30, 1993 ("the Pre-Joint Venture period") in certain material respects.

China Machinery's interests in Wuxi CSI were transferred to CMHL at historical net book value of Rmb8,377 in exchange for CMHL's assumption of China Machinery's liability to CSH in an equal amount. The transfer of CSH's interest in CMHL to the Company was also effected at historical net book value. The transfer to CMHL by China Machinery of its interests in the Operating Subsidiary and the transfer of CSH's interest in CMHL to the Company were a result of a re-organization of companies under common control and have been accounted for effectively as poolings of interests. The accompanying consolidated financial statements of the Company have been restated to present the acquisition of the Operating Subsidiary as if it had been made in October 1993 by CMHL and the transfer of CSH's interest in CMHL to the Company had occurred on October 1, 1993.

Wuxi CSI operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

POLITICAL ENVIRONMENT

The value of the Company's interests in the Operating Subsidiary may be adversely affected by significant political, economic and social uncertainties in the PRC. A change in policies by the Chinese government could adversely affect the Company's interests in the Operating Subsidiary by, among other factors: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

ECONOMIC ENVIRONMENT

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

FOREIGN CURRENCY EXCHANGE

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. Any devaluation of the Renminbi against the United States Dollar would consequently have an adverse effect on the financial performance and asset values of the Company when measured in terms of United States Dollars. The Operating Subsidiary's products are primarily sold in the PRC for Renminbi. Thus, their revenues and profits are predominantly denominated in Renminbi, and will have to be converted to pay dividends to the Company in United States Dollars or Hong Kong Dollars. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits and the foreign currency equivalent of such profits repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - Dollar exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institution authorized to engage in foreign exchange transactions offer forward exchange contracts.

IMPORT RESTRICTIONS AND THE WORLD TRADE ORGANIZATION

The PRC levies a tariff on imported vibration isolators or shock absorbers; this duty is intended in part to encourage the development of the domestic vehicle accessories industry.

The PRC is currently seeking to become a member of the World Trade Organization, which regulates trading among its signatory countries. If the PRC becomes a member of the World Trade Organization, import restrictions on vehicle accessories could be reduced. If such restrictions were removed, the Operating Subsidiary would face increasing competition from imported foreign vehicle accessory products.

LEGAL SYSTEM

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

2.       BASIS OF PRESENTATION

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

- -        Addition of an allowance for doubtful accounts receivable;

- -        Addition of a provision to reduce the carrying value of inventories to net realizable value;

- -        Reclassification of certain items, designated as "reserves appropriated from net income", as a charge to income;

- -        Restatement of monetary assets and liabilities denominated in foreign currencies to reflect the exchange rates prevailing at the balance sheet dates; and

- -        Adjustment to recognize sales and cost of sales upon delivery and acceptance of goods by customers.


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.       BASIS OF CONSOLIDATION

         The consolidated financial statements include the financial statements of the Company and its majority owned and controlled subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.       SALES

         Sales represent the invoiced value of goods, net of sales taxes, supplied to unrelated customers. Sales are recognized upon delivery and acceptance of goods by the customers.

c.       CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less. Cash and cash equivalents included United States Dollar deposits of US$2,841 (Rmb24,717), US$2,831 (Rmb23,894) and US$1,912
         (Rmbl5,908) as of December 31, 1993, 1994 and 1995 respectively.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

d.       INVENTORIES

         Inventories are stated at the lower of cost, on a first-in first-out basis, or net realizable value. Costs of work-in-progress and finished goods comprise direct materials, direct labor and an attributable portion of production overheads.

e.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% of the cost of fixed assets. The estimated useful lives are as follows:

                 Plant and office buildings                       8 - 30 years
                 Machinery and equipment                          3 - 20 years
                 Motor vehicles                                   2 - 10 years
                 Furniture, fixtures and office equipment         2 - 10 years

         Construction-in-progress (see Note 6) represents factory and office buildings under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb441, Rmbl,244 and Rmbl,456 respectively for the three months ended December 31, 1993 and for the years ended December 31, 1994 and 1995 respectively.

f.       TAXATION: INCOME TAXES

         The Company was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands law, the Company is not subject to tax on income or on capital gains.

         The Company and its subsidiaries provide for Hong Kong profits tax on the basis of its income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. As of December 31, 1993, the Company and its subsidiaries made provisions for Hong Kong profits tax of approximately Rmb77. The Company and its subsidiaries had no profits assessable to Hong Kong profits tax for the years ended December 31, 1994 and 1995.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

f.       TAXATION: INCOME TAXES (Cont'd)

         Wuxi CSI is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 27%) on the taxable income as reported in its statutory accounts adjusted for taxation in accordance with the relevant income tax laws applicable to Sino-foreign equity joint venture enterprises. Pursuant to the same income tax laws, Wuxi CSI, with a joint venture term of not less than 10 years and engaged in production, will be fully exempt from Chinese state unified income tax of 24% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday"). Wuxi CSI will be fully exempt from the Chinese local income tax of 3% for five years starting from the first profit-making year.

         Wuxi CSI has obtained approval from the Wuxi Tax Bureau to delay the commencement of the tax holiday to January 1, 1994. Accordingly, from the date of its incorporation to December 31, 1993, Wuxi CSI was subject to Chinese state income tax at the rate of 24% plus Chinese local income tax at 3%. If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb3,143 and Rmb8,032, and net income of the Company would have been reduced by Rmbl,729 and Rmb4,418 for the years ended December 31, 1994 and 1995 respectively.

         The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

g.       TAXATION: SALES AND VALUE-ADDED TAXES

         Sales and value-added taxes are recognized on the accrual basis and sales are recorded net of these taxes.

         Prior to December 31, 1993, the Operating Subsidiary was subject to Consolidated Industrial and Commercial Tax at a rate of 5.05% on the invoiced value of goods sold.

         In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax. Under these new tax regulations, the Operating Subsidiary is subject to value-added tax ("VAT") which is the principal indirect tax on the sales of tangible goods and the provision of certain specified services ("output VAT") and replaces the old Consolidated Industrial and Commercial Tax ("CICT") and Product Tax. The general VAT rate applicable to the Operating Subsidiary is 17.0%.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

g.       TAXATION: SALES AND VALUE-ADDED TAXES (Cont'd)

         Pursuant to a supplementary notice (the "notice") issued by the Ministry of Finance and the State Administration of Taxation ("SAT"), a deemed input VAT credit, calculated at 14.0% of the inventory balance as of January 1, 1994 was segregated from the carrying value of opening inventory balances of the Operating Subsidiary as of January 1, 1994. As a result, an amount of approximately Rmbl,977, being the deemed input VAT paid, was transferred from opening inventory balances and recorded as deferred assets in the statutory accounts of the Operating Subsidiary on January 1, 1994. The notice also stipulated that these deferred assets would be available to offset future VAT payable under certain specific circumstances. As of December 31, 1995 the full amount of Rmbl,977 had been utilized by the Operating Subsidiary to offset against VAT payable of the 1994 and 1995 fiscal years.

         There is also a "grandfather" provision issued by the National People's Congress on December 29, 1993 for foreign invested enterprises previously paying CICT. The provision states that where the tax burden of foreign invested enterprises established before December 31, 1993 increases due to the above noted change in tax laws, such enterprises may, upon application to and with the approval of the tax authorities, obtain a refund of any tax paid in excess of the amount which would have been paid under previous CICT legislation. The maximum limit for application of this provision is five years from January 1, 1994.

         According to a circular ("the Circular") issued by SAT in September 1994, which further clarified the inter-play between the deemed input credit and the grandfather provision, the computed grandfather refund of excess tax liability is to be firstly reduced by the unutilized balance of deemed input VAT credit. After the deemed input VAT credit is fully offset in this manner, any remaining balance of the grandfather refund would be refunded through a reduction in VAT liability for that period or in cash.

         As of December 31, 1994 and 1995, the Operating Subsidiary claimed from the local tax bureau an aggregate amount of approximately Rmb2,141 and Rmbl,249 as grandfather refunds. Approximately Rmb9OO was received in the form of cash for 1995, while the remaining Rmb2,141 and Rmb349 for 1994 and 1995 respectively was utilized to offset against VAT payable for 1994 and 1995 respectively. The grandfather refunds have been included in the accompanying financial statements as a reduction in cost of goods sold for the years ended December 31, 1994 and 1995 respectively.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

h.       FOREIGN CURRENCY TRANSLATION

         The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

         The Company's registered capital is denominated in United States Dollars and the reporting currency is Renminbi. For financial reporting purposes, the United States Dollars capital amounts have been translated into Renminbi at the swap centre rates prevailing at the capital injection date.

         The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

         Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

         The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1993, December 31, 1994 and December 31, 1995 were as follows:

                                                December 31,
                                        -----------------------------
                                        1993        1994         1995
                                        ----        ----         ----
       Rmb equivalents of US$l
         Official exchange rate         5.80        N/A          N/A
         Unified exchange rate          N/A         8.44         8.32
         Shanghai swap center rate      8.70        8.44         8.32

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

i.       DEDICATED CAPITAL

         In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the three months ended December 31, 1993 and for the year ended December 31, 1994, the Operating Subsidiary appropriated 5% of the after-tax profits as reflected in its statutory financial statements to each of the above three funds. For the year ended December 31, 1995, the Operating Subsidiary appropriated 5% of the after-tax profits as reflected in its statutory financial statements to each of the general reserve fund and the staff welfare and incentive bonus fund. Such appropriations are reflected in the year end consolidated balance sheets under shareholder's equity as dedicated capital; however, the appropriation for the staff welfare and incentive bonus fund is charged to income before arriving at net income and the unused portion is recorded as a current liability.

j.       LONG-TERM INVESTMENT

         Long-term investment includes Chinese government bonds and unlisted investments held for the long-term and are stated at cost less provision for permanent diminution in value.

         Income from investments is accounted for to the extent of dividends received and receivable.

4.       ACCOUNTS RECEIVABLE

Accounts receivable consists of:

                                                         December 31,
                                           -------------------------------------
                                             1993         1994          1995
                                           --------     --------      --------
                                           Rmb          Rmb           Rmb
Trade and other receivables                 11,449       15,813        18,009
Less: Allowance for doubtful accounts         (225)      (2,032)       (2,032)
                                           --------     -------       -------
Accounts receivable, net                    11,224       13,781        15,977
                                           ========     =======       =======

Wuxi CSI had a trade receivable with one of its customers, which accounted for approximately Nil%, 12% and 11% of the accounts receivable as of December 31, 1993, 1994 and 1995 respectively. Sales to two major customers under the ownership of the same ultimate holding company accounted for approximately 45%, 70% and 85% of the total sales for the three months ended December 31, 1993 and the years ended December 31, 1994 and 1995 respectively. Sales to the third largest customer accounted for approximately 4%, 11% and 10% for the respective period/years mentioned above.

5.  INVENTORIES

                                               December 31,
                                       ----------------------------
                                        1993       1994       1995
                                       ------     ------     ------
                                         Rmb        Rmb        Rmb
Raw materials                           7,834      5,504      5,866
Work-in-progress                        2,221      2,432      2,636
Finished goods                          5,865      6,865      7,867
Less: Provision for obsolescence          -          -          -
                                       ------     ------     ------
                                       15,920     14,801     16,369
                                       ======     ======     ======


6.  PROPERTY, PLANT AND EQUIPMENT

                                               December 31,
                                       ----------------------------
                                        1993       1994       1995
                                       ------     ------     ------
                                         Rmb        Rmb        Rmb
Plant and office buildings             12,775     15,516     20,021
Machinery and equipment                21,965     25,154     38,550
Motor vehicles                          1,559      2,641      2,773
Furniture, fixtures and office
  equipment                               611      2,157      2,847
Construction-in-progress               15,561     11,740      8,375
Less: Accumulated depreciation           (434)    (2,587)    (5,344)
                                       ------     ------     ------
Net book value                         52,037     54,621     67,222
                                       ======     ======     ======


7.  LONG-TERM INVESTMENT

Long-term investment comprised:

                                               December 31,
                                       ----------------------------
                                        1993       1994       1995
                                       ------     ------     ------
                                         Rmb        Rmb        Rmb
Unlisted investments, at cost           2,088      2,088      2,088
Government debentures                     455        260        190
                                       ------     ------     ------
                                        2,543      2,348      2,278
                                       ======     ======     ======

The directors are of the opinion that the underlying values of the investments were not less than their carrying values as of December 31, 1993, 1994 and 1995 respectively.

There was no dividend income received or receivable from these long-term investments for the three months ended December 31, 1993. Dividend income received for the years ended December 31, 1994 and 1995 amounted to Rmb427 and Rmb452 respectively.

8.  SHORT-TERM BANK LOANS

Short-term bank loans were unsecured and were denominated in Renminbi with repayment terms ranging from three months to one year.

Supplemental information with respect to short-term bank loans for the year ended December 31, 1995 were as follows:

Maximum amount outstanding during the year:                   Rmb 4,950

Average amount outstanding during the year:                   Rmb 3,825

Weighted average interest rate at the end of the year:     11.07% per annum

Weighted average interest rate during the year:            10.67% per annum


9.  LONG-TERM BANK LOANS

Long-term bank loans, all of which were unsecured, bear average interest rates at approximately 13% (December 31, 1994 - 9.7% and December 31, 1993 - 7.5%) and are repayable as follows:

                                                           December 31,
                                                               1995
                                                           ------------
                                                                Rmb
1996                                                             15,900
1997                                                             15,490
                                                           ------------
Total                                                            31,390
                                                           ============


All the long-term bank loans are denominated in Renminbi.

10.      OBLIGATIONS AND COMMITMENTS

As of December 31, 1995, the Company had outstanding capital commitments for purchases of machinery and equipment of approximately Rmbl0,776. As of December 31, 1995, the Operating Subsidiary had also entered into a joint venture agreement with a German company for the formation of a joint venture company in Wuxi City, Jiangsu Province in the PRC. Total capital commitments as of March 25, 1996 (date of formation of the joint venture company) amounted to US$1,960 (see Note 17.a).

11.      DISTRIBUTION OF PROFIT

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1995, the Operating Subsidiary had distributed all available retained earnings of Rmb29,718 as reported in its statutory financial statements.

12.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

a.       GUARANTEE OF RELATED PARTY LOAN

         During the year ended December 31, 1995, the Operating Subsidiary extended a corporate guarantee to a related company of CSH for bank borrowings of Rmb800.

b.       LAND USE RIGHT

         The Wuxi City government has granted its approval to Wuxi Vibration Isolator Factory ("Wuxi Factory"), the Chinese joint venture partner of Wuxi CSI, to use the parcel of land on which Wuxi CSI's main factory is located. Under the terms of the joint venture agreement and a subsequent confirmation from Wuxi Factory, it has agreed to provide for the use of the land by Wuxi CSI for the 50-year term of the joint venture. Wuxi Factory does not currently charge Wuxi CSI for the use of the land. Under current PRC regulations, where land use rights are granted to a Sino-foreign equity joint venture, the joint venture would pay no land use fees during an initial five-year period and a 50% reduction for the next five-year period. The annual land use fee has been estimated by management to be approximately Rmb600. Should Wuxi CSI wish to obtain title to the land use rights, a premium may be levied by the relevant government authorities for the transfer.

13.      DUE TO CHINESE JOINT VENTURE PARTNER

The amounts due to Chinese joint venture partner represent the excess of the book value of the net assets contributed by the Chinese joint venture partner upon the formation of the Operating Subsidiary over its share of the registered capital of the joint venture enterprise.

The balance as of December 31, 1995 included dividends payable to the Chinese joint venture partner of Rmbl3,373 which represented its share of the distribution of the profit after appropriations to dedicated capital for the year ended December 31, 1995 as reflected in the statutory financial statements of the Operating Subsidiary.

These amounts are unsecured, non-interest bearing and have no fixed repayment date.

14.      RETIREMENT PLANS

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to these retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23.5% (for
1993) and 25.5% (for 1994 and 1995) of the basic salary of the staff. The expenses reported in the consolidated financial statements related to these arrangements were Rmb379 for the three months ended December 31, 1993, and Rmb2,125 and Rmb2,222 for the years ended December 31, 1994 and 1995 respectively.

15.  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

                              Three months
                                  ended       Year ended December 31,
                              December 31,    -----------------------
                                  1993           1994         1995
                              ------------    ----------   ----------
                                   Rmb            Rmb          Rmb
Cash paid for:
  Interest expense (net of
    amount capitalized)            1,375         2,166         2,696
  Income taxes                        77           -             -
Non-cash investing and
  financing activities:
  Paid-in capital from the
    Chinese joint venture
    partner through the
    injection of the net
    book value of the fixed
    assets of the predecessor
    plant                         31,320           -             -


16.  OTHER SUPPLEMENTAL INFORMATION

The following items are included in the consolidated statements of income:

                              Three months
                                  ended       Year ended December 31,
                              December 31,    -----------------------
                                  1993           1994         1995
                              ------------    ----------   ----------
                                   Rmb            Rmb          Rmb
Foreign exchange gain                 11           191          476
Interest income                      216         2,096        4,009
Sales taxes                          850           -            -
Provision for doubtful
  accounts                           225         1,807          -

17.  SUBSEQUENT EVENTS

a. Pursuant to a joint venture agreement signed in December 1995 by the Operating Subsidiary with Vulkan Kupplungs - U Getriebebau B. Hackforth GMBH & Co. KG, a Germany incorporated company, the Operating Subsidiary formed a new Sino-foreign joint venture enterprise established in the City of Wuxi, Jiangsu Province in the PRC. Details of the provisions in the joint venture agreement are as follows:

                     PERCENTAGE OF
  NAME OF JOINT      INTEREST HELD        DATE OF           TOTAL         REGISTERED        PRINCIPAL
 VENTURE COMPANY      BY WUXI CSI        FORMATION       INVESTMENT         CAPITAL         ACTIVITIES
- -----------------    -------------    --------------    ------------     ------------     -------------
WUXI VULKAN              49%          MARCH 25, 1996    US$    8,000     US$    4,000     PRODUCTION OF
 COUPLINGS CO.,                                                                             COUPLINGS
 LTD. ("WVCC")


        WVCC will have a duration of fifty years.

b. Pursuant to an acquisition agreement dated February 8, 1996 between Regal International, Inc., ("Regal"), a Delaware Corporation whose shares are listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ"), Acewin Profits Limited ("the Company") and China Strategic Holdings Limited ("CSH"), Regal acquired all the issued and outstanding shares of the Company at a consideration of US$13.5 million to be satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note can be convertible into shares of the Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. The Convertible Note, if exercised by CSH would give CSH a controlling interest of more than 80% in Regal. This Convertible Note is secured by a pledge of Regal's interest in the shares of the Company in favour of CSH.

        Pursuant to the acquisition agreement, the principal amount of the Convertible Note will be reduced by a pre-determined formula if the audited financial statements of Wuxi CSI for the year ended December 31, 1995 reflect an after tax profit of less than US$3 million.

c. Pursuant to an agreement signed between CSH and the Company dated January 19, 1996, the payable balance of Rmb36,550 due to CSH as of December 31, 1995 will be contributed by CSH into the Company as additional paid-in capital and shall only be payable upon liquidation of the Company.

                              FINANCIAL STATEMENTS

                                    PART II

                    [ARTHUR ANDERSEN & CO. SC LETTERHEAD]



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO ACEWIN PROFITS LIMITED:

We have audited the accompanying statements of income, cash flows and changes in equity of Wuxi CSI Vibration Isolator Co., Ltd. ("Wuxi CSI"), incorporated in the People's Republic of China, for the nine months ended September 30, 1993, expressed in Chinese Renminbi. The financial statements are the responsibility of the Wuxi CSI's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and cash flows of Wuxi CSI for the nine months ended September 30, 1993, in conformity with generally accepted accounting principles in the United States of America.

/s/ ARTHUR ANDERSEN & CO.

Hong Kong,
April 5, 1996.

                     WUXI CSI VIBRATION ISOLATOR CO., LTD.

                              STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993

                     (THE "1993 PRE-JOINT VENTURE PERIOD")

                             (Amounts in thousands)

                                                             1993 Pre-Joint
                                                                  Venture
                                                                  Period
                                                              --------------
                                                                    Rmb
Sales                                                             42,817
                                                                 -------
Cost of goods sold                                               (26,713)
Selling and administrative expenses                               (8,046)
Interest expense, net                                               (681)
Other expense, net                                                  (418)
                                                                 -------
    Total costs and expenses                                     (35,858)
                                                                 -------
    INCOME BEFORE INCOME TAXES                                     6,959
Provision for income taxes                                          (850)
                                                                 -------
    NET INCOME                                                     6,109
                                                                 =======

    The accompanying notes are an integral part of this statement of income.

                      WUXI CSI VIBRATION ISOLATOR CO., LTD

                            STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993

                     (THE "1993" PRE-JOINT VENTURE PERIOD")

                             (Amounts in thousands)

                                                             1993 Pre-Joint
                                                                 Venture
                                                                  Period
                                                             --------------
                                                                   Rmb
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          6,109
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                     1,617
    Allowance for doubtful accounts                                     214
    Loss on disposal of fixed assets                                    239
  Increase in assets:
    Accounts receivable                                              (2,976)
    Inventories                                                      (2,823)
    Prepayments and other current assets                             (2,882)
  Increase (decrease) in liabilities:
    Accounts payable                                                    480
    Accrued expenses and other payables                              (7,693)
    Taxes other than income                                             229
                                                             --------------
NET CASH USED IN OPERATING ACTIVITIES                                (7,486)
                                                             --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment                       (1,887)
  Investments in investee companies                                  (1,005)
  Redemption of government debentures                                   110
                                                             --------------
NET CASH USED IN INVESTING ACTIVITIES                                (2,782)
                                                             --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from short-term bank loans                                55
  Proceeds from long-term bank loans                                 12,985
  Repayment of long-term bank loans                                  (7,019)
  Contribution from Chinese partner, net                              1,474
                                                             --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             7,495
                                                             --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            (2,773)
Cash and cash equivalents, at beginning of period                     5,280
                                                             --------------
Cash and cash equivalents, at end of period                           2,507
                                                             ==============


  The accompanying notes are an integral part of this statement of cash flows.

                      WUXI CSI VIBRATION ISOLATOR CO., LTD

                         STATEMENT OF CHANGES IN EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993

                     (THE "1993" PRE-JOINT VENTURE PERIOD")

                             (Amounts in thousands)




<Caption
                                            Dedicated    Retained
                                             Capital     Earnings    Total
                                            ---------    --------    ------
                                               Rmb         Rmb        Rmb
BALANCE AT DECEMBER 31, 1992                  22,678         925     23,603
Net income                                       -         6,109      6,109
Transfer to dedicated capital                  8,101      (8,101)       -
Contribution from former
  Chinese partner                                -         1,474      1,474
                                              ------      ------     ------
BALANCE AT END OF 1993 PRE-
  JOINT VENTURE PERIOD                        30,779         407     31,186
                                              ======      ======     ======


              The accompanying notes are an integral part of this
                        statement of changes in equity.

                      WUXI CSI VIBRATION ISOLATOR CO., LTD

                         NOTES TO FINANCIAL STATEMENTS

            (Amounts expressed in thousands unless otherwise stated)

1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

Wuxi CSI Vibration Isolator Co., Ltd. (hereinafter, together with its Predecessor, referred to as the "Operating Subsidiary") was incorporated in the People's Republic of China (the "PRC") as a Sino-foreign equity joint venture enterprise on September 10, 1993 under "The Law of China on Joint Ventures using Chinese and Foreign Investment". Prior to its incorporation as a Sino-foreign equity joint venture enterprise, the Operating Subsidiary was owned by the municipal government of Wuxi City. The ultimate holding company of Wuxi CSI is currently China Strategic Holdings Limited ("CSH"), a Hong Kong corporation. The cash consideration paid by CSH for the acquisition of its interests in Wuxi CSI was US$4,400. The Operating Subsidiary was initially formed between China Machinery Holdings Limited ("China Machinery"), a company incorporated in Hong Kong and a wholly-owned subsidiary of CSH. Pursuant to a shareholder's resolution dated December 13, 1995 and approved by the relevant PRC authorities, China Machinery's interest in Wuxi CSI was transferred to China Machine (Holdings) Limited ("CMHL"). Details of the equity capital of the Operating Subsidiary as of December 31, 1995 are as follows:

Wuxi CSI Vibration Isolator Co., Ltd.

                                          Contribution
                                          to Registered             Ownership
                                            Capital                 Percentage
                                          -------------             -----------
                                             Rmb
CMHL                                            44,937                     55%
Wuxi Vibration Isolator Factory                 36,766                     45%
                                          -------------             -----------

                                                81,703                    100%
                                          =============             ===========

Key provisions of the joint venture agreement of Wuxi CSI include:

- -       the joint venture period is 50 years from the date of
        formation;

- -       the profit and loss sharing ratio is the same as the
        percentage of equity interest; and

- -       the Board of Directors consists of 7 members: 4 designated by
        CMHL and 3 designated by Wuxi Vibration Isolator Factory, the Chinese joint venture partner of Wuxi CSI.

2.   BASIS OF PRESENTATION

The accompanying financial statements present the results of operations and cash flows of the business of the Predecessor for the nine-month period ended September 30, 1993 prior to its incorporation as a Sino-foreign equity joint venture enterprise and the acquisition by China Machinery (the "1993 Pre-Joint Venture Period").

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory accounts of the Predecessor, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to state-owned enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory accounts of the Predecessor to U.S. GAAP included the following:

- -    Addition of an allowance for doubtful accounts receivable;

- -    Addition of a provision to reduce the carrying value of inventories to net realizable value;

- -    Reclassification of certain items, designated as "reserves appropriated from net income", as a charge to income;

- -    Restatement of monetary assets and liabilities denominated in foreign currency to reflect the exchange rates prevailing at the balance sheet dates; and

- -    Adjustment to recognize sales and cost of sales upon delivery and acceptance of goods by customers.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   SALES

     Sales represent the invoiced value of goods, net of sales taxes, supplied to unrelated customers. Sales are recognized upon delivery and acceptance of goods by the customers.

b.   TAXATION

     The Predecessor, being a state-owned enterprise, was subject to Chinese income taxes in accordance with tax regulations applicable to state-owned enterprises. During the 1993 pre-joint venture period, the Predecessor, with the approval of the local Tax Bureau, was liable to pay tax at a fixed amount of Rmb850.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

b.       TAXATION (cont'd)

         The Predecessor was subject to value added tax applicable to state-owned enterprises during the 1993 pre-joint venture period at a rate of 14% of the invoiced value of goods sold.

         The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

c.       FOREIGN CURRENCY TRANSLATION

         The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet date. The resulting exchange differences are included in the determination of income.

4.       FOREIGN CURRENCY EXCHANGE

The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign exchange or at a swap center. The exchange rates used for transactions through the Bank of China and other authorized banks are set by the Chinese government from time to time whereas the exchange rates available at a swap center are determined largely by supply and demand. Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. As a state-owned enterprise, the Predecessor did not have access to swap centers. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as purchase of imported materials and remittance of earnings.

The official exchange rates and Shanghai swap center rates as of September 30, 1993 were as follows:

                                                                         1993
Rmb equivalent of US$l                                                ---------
      -  Official exchange rate                                           5.8
      -  Shanghai swap center rate                                        8.7

5.      RETIREMENT PLAN

All of the Company's Chinese staff are entitled to an annual pension equal to their ending basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to these retired staff. The Operating Subsidiary is only required to make specified contributions to the state sponsored retirement plan. The expense reported in the financial statements related to these arrangements was Rmb1,108 in the 1993 Pre-Joint Venture Period.

6.      SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

During the period, the Operating Subsidiary contributed cash and certain assets into three investee companies ("the investee companies") in consideration of non-controlling interests in each of the investee companies. Details of the contributions made by the Operating Subsidiary were as follows:

                                                               1993 Pre-Joint
                                                                  Venture
                                                                  Period
                                                                 ---------
                                                                   Rmb

Cash                                                                1,005
Inventories                                                           593
Fixed assets - at cost                                                239
             - valuation surplus                                      151
Goodwill                                                              100
                                                                    -----

Total                                                               2,088
                                                                    =====

7.      OTHER SUPPLEMENTAL INFORMATION

The following items are included in the statement of income:

                                                               1993 Pre-Joint
                                                                  Venture
                                                                  Period
                                                                 ---------
                                                                   Rmb

Interest income                                                       15
Sales taxes (VAT)                                                  3,507


                           REGAL INTERNATIONAL, INC.
                           =========================


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1995

                      INTRODUCTION TO UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL STATEMENTS

                 OF REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

The unaudited pro forma consolidated financial statements as of and for the year ended December 31, 1995 have been prepared to give effect to:

(i) the acquisition by Regal International, Inc. ("Regal") of China Strategic Holdings Limited's ("CSH") entire interests in Acewin Profits Limited and its subsidiaries, pursuant to an Acquisition Agreement dated February 8, 1996; and

(ii) the sale and transfer of certain operating assets and real property by Regal to Regal (New) International, Inc. ("New Regal"), pursuant to an Asset Purchase Agreement dated February 8, 1996.

The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of Regal International, Inc. as of December 31, 1995 after giving effect to the pro forma adjustments described in the notes thereto as if the acquisition of Acewin Profits Limited and its subsidiaries by Regal as described in (i) above and sale and transfer of assets to New Regal by Regal as described by (ii) above had occurred on January 1, 1995.

The unaudited pro forma consolidated financial statements do not purport to represent what the financial positions and results of operations of Regal would actually have been if the events described above had in fact occurred on January 1, 1995, or to project the financial positions and results of operations of Regal for any future date or period.

The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Regal International, Inc. and of Acewin Profits Limited and its subsidiaries, including the notes thereto.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                  (Amounts expressed in United States dollars)

                                  Historical      As adjusted       Historical
                                --------------   --------------   --------------
                                                                                     Notes to                     Pro forma
                                                                                    unaudited                    consolidated
                                                                                    pro forma                    statement of
                                     Regal            Regal       Acewin Profits   consolidated                 income of Regal
                                International,   International,    Limited and       financial     Pro forma     International,
                                     Inc.             Inc.         Subsidiaries     statements    adjustments         Inc.
                                --------------   --------------   --------------   ------------   -----------   ---------------
                                    $'000            $'000            $'000                          $'000          $'000
                                                    (NOTE 1)         (NOTE 2)
Sales                                7,591              -             12,967                                         12,967
                                ----------       --------         ----------                                    -----------
Cost of goods sold                   5,022              -              7,749                                          7,749
Selling and administrative
 expenses                            2,660              -              1,871                                          1,871
Interest expenses (income),
 net                                   328              -               (195)                                          (195)
Other income, net                     (447)             -                (77)                                           (77)
                                ----------       --------         ----------                                    -----------
Total costs and expenses             7,563              -              9,348                                          9,348
                                ----------       --------         ----------                                    -----------
Income from continuing
 operations before income
 tax                                    28              -              3,619                                          3,619
Provision for income tax                -               -                 -                                             -
                                ----------       --------         ----------                                    -----------
Income from continuing
 operations                             28              -              3,619                                          3,619
Income from discontinued
 operations                             -               28                -                                              28
                                ----------       --------         ----------                                    -----------
Income before minority
 interests                              28              28             3,619                                          3,647
Minority interests                      -               -             (1,601)                                        (1,601)
                                ----------       --------         ----------                                    -----------
Net income                              28              28             2,018                                          2,046
                                ==========       =========        ==========                                    ===========


    The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1995

                  (Amounts expressed in United States dollars)

                           Historical     As adjusted     Historical
                         -------------   -------------   -------------       Notes to                         Pro forma
                                                                             unaudited                       consolidated
                                                                             pro forma                       balance sheet
                             Regal           Regal       Acewin Profits     consolidated                       of Regal
                         International,  International,   Limited and        financial        Pro forma     International,
                              Inc.            Inc.        Subsidiaries       statements      adjustments         Inc.
                         --------------  --------------  --------------     ------------     -----------    --------------
                             $'000           $'000           $'000                              $'000            $'000
                                           (Note 1)         (Note 2)          (Note 3)
ASSETS
Current assets
  Cash and cash
    equivalents                     11             800           6,026                                              6,826
  Restricted cash                   19            -               -                                                  -
  Note receivable                 -                149            -                                                   149
  Accounts receivable,
    net                          1,583            -              1,913                                              1,913
  Inventories                    2,460            -              1,960                                              1,960
  Prepayments and other
    current assets                 219            -              1,345                                              1,345
  Due from related
    companies                     -               -                499                                                499
                         -------------   -------------   -------------                                       ------------
Total current assets             4,292             949          11,743                                             12,692
                         -------------   -------------   -------------                                       ------------
Property, plant and
  equipment, net                 1,836            -              8,050                                              8,050
Long-term investment                16          13,500             273                  (c)      (13,500)             273
Note receivable                   -              1,551            -                                                 1,551
Intangibles                       -               -                120                                                120
                         -------------   -------------   -------------                                       ------------
Total assets                     6,144          16,000          20,186                                             22,686
                         =============   =============   =============                                       ============

LIABILITIES AND
  SHAREHOLDERS'
  EQUITY

Current liabilities
  Short-term bank
    loans                         -               -                413                                                413
  Long-term loans -
    current portion                865            -              1,904                                              1,904
  Accounts payable                 752            -              1,053                                              1,053
  Accrued expenses and
    other payables                 595            -              1,296                                              1,296
  Taxes other than
    income                        -               -                 86                                                 86
  Due to related
    companies                     -               -                326                                                326
                         -------------   -------------   -------------                                       ------------
Total current
  liabilities                    2,212            -              5,078                                              5,078
                         -------------   -------------   -------------                                       ------------

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1995

                  (Amounts expressed in United States dollars)

                                       Historical      As adjusted     Historical
                                     ------------     -------------  --------------
                                                                                                                      Pro forma
                                                                                       Notes to pro                  consolidated
                                                                                           forma                   balance sheet of
                                         Regal          Regal        Acewin Profits    consolidated                      Regal
                                    International,  International,    Limited and        financial     Pro forma    International,
                                          Inc.           Inc.         Subsidiaries      statements    adjustments         Inc.
                                    --------------  --------------   --------------    ------------   -----------   ---------------
                                         $'000          $'000            $'000                           $'000           $'000
                                                       (Note 1)         (Note 2)          (Note 3)
Convertible Note Payable                    -             13,500           -                   (b)      (13,500)            -
Long term loans                             475              -           1,855                                             1,855
Loans from related parties                  819              -             -                                                -
Due to Chinese joint venture
  partner                                   -                -           1,604                                             1,604
Due to China
  Strategic Holdings Limited                -                -           4,377                 (a)       (4,377)            -
Minority interest                           -                -           4,363                                             4,363

Shareholders' equity:

Common stock                                818              818             1                 (b)        4,470            5,288
                                                                                               (c)           (1)

Additional paid-in capital               20,307           20,169             -                 (b)        9,030           20,077
                                                                                               (a)        4,377
                                                                                               (c)      (13,499)
Dedicated capital                          -                 -             202                                               202
(Accumulated deficits) Retained
  earnings                              (18,487)         (18,487)        2,695                                           (15,792)
Cumulative translation adjustments         -                 -              11                                                11
                                        -------          -------        ------                                           -------
Total shareholders' equity                2,638            2,500         2,909                                             9,786
                                        -------          -------        ------                                           -------
Total liabilities and shareholders'
  equity                                  6,144           16,000        20,186                                            22,686
                                        =======          =======        ======                                           =======


              The accompanying notes are an integral part of this
                     unaudited consolidated balance sheet.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL STATEMENTS

        1. ADJUSTMENTS TO REGAL INTERNATIONAL, INC.'S HISTORICAL FINANCIAL STATEMENTS
                ------------------------------------------------------


                Pursuant to an Acquisition Agreement dated February 8, 1996 between Regal International, Inc. ("Regal"), Acewin Profits Limited ("AP"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a Hong Kong company, Regal acquired all the issued and outstanding shares of AP at a consideration of US$13.5 million to be satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note can be convertible into shares of the Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. Acewin's sole asset is a 55% joint venture interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Machine (Holdings) Limited.

                Pursuant to another Asset Purchase Agreement ("the agreement") dated February 8, 1996 between Regal International, Inc. ("Regal") and Regal (New) International, Inc. ("New Regal"), Regal sold and transferred the existing operating assets and real property of Regal to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities of Regal, other than the Convertible Note. Pursuant to the agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800,000 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900,000 (the "US$900,000 Note") and the second in the principal amount of US$800,000 (the "US$800,000 Note"). The US$900,000 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800,000 Note bears no interest and is due and payable in one installment on January 31, 2001.

                Adjustments have been made to reflect the financial positions of Regal as if the net operating assets had been sold and transferred to New Regal as of December 31, 1995 and the acquisition of the interests in AP had occurred as of January 1, 1995. Income from continuing operations of Regal for the year ended December 31, 1995 had been reclassified as "Income from discontinued operations" as a result of the disposal of the net operating assets to New Regal.

                The transfer of CSH's equity interest in AP to Regal has been accounted for as a pooling of interests in the accompanying unaudited pro forma consolidated financial statements as the transfer is considered a transfer of assets between entities under common control.

2.   FOREIGN CURRENCY TRANSLATION TO REPORTING CURRENCY

     The financial statements of Acewin Profits Limited and its subsidiaries are translated into United States dollars using the closing rate method, whereby the balance sheet items are translated into United States dollars using the exchange rate prevailing at year end. Profit and loss items are translated at the average rate for the year. The cumulative translation adjustment arising therefrom is shown as a separate component of shareholders' equity.

3.   DESCRIPTION OF PRO FORMA ADJUSTMENTS

(a) To reflect the contribution by CSH to additional paid-in capital of AP, originally recorded as a payable to CSH, pursuant to an agreement signed between CSH and AP dated January 19, 1996.

(b) To adjust the share capital and additional paid-in capital as if the Convertible Note of Regal had been exercised by CSH as of December 31, 1995.

(c) To eliminate the investment in AP on consolidation. The difference between CSH's historical cost of investment in AP and the acquisition cost to Regal has been treated as reduction of additional paid-in capital as the transfer is considered a transfer of assets between entities under common control.

4.   INCOME TAXES

     No provision for United States federal income taxes or tax benefits on the undistributed earnings and/or losses of the PRC Operating Subsidiary has been provided as the earnings have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.